UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2013

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On November 14, 2013, Phillip Terry Kingsfather announced that he would be retiring effective July 1, 2014. Mr. Kingsfather has served as the President and Chief Executive Officer of Simpson Strong-Tie Company Inc. (“Simpson Strong-Tie”) since February 2009. Prior to that, he was Simpson Strong-Tie’s President and Chief Operating Officer. Mr. Kingsfather joined Simpson Strong-Tie in 1979 as an Outside Sales Representative and has served as a Regional Sales Manager for connector products, Anchoring Systems Sales Manager and Vice President in charge of the Anchoring Systems product line.

Simpson Manufacturing Co., Inc. (the “Company”) does not have a written employment contract with Mr. Kingsfather. Mr. Kingsfather will not receive any cash compensation related to his retirement. Under the Company’s 2011 Incentive Plan, however, any unvested stock options and restricted stock units outstanding at the time of his retirement will become fully vested at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	November 18, 2013	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer